Exhibit 99.2

Expion Announces $9.0 Million Initial Closing of Private Placement

Potential for Additional $91.0 Million of Investments

REDMOND, OR – August 24, 2026 – Expion Energy, Inc., formerly known as Expion360 Inc. (Nasdaq: XPON) (“Expion” or the “Company”), a leader in energy storage solutions and delivery, has entered into a definitive agreement with certain accredited investors related to a private placement offering pursuant to which the Company is initially issuing $9.0 million in aggregate principal amount of 8% Convertible Debentures and Warrants to purchase up to 2,117,219 shares of the Company’s common stock at an initial exercise price of $4.25 per share (subject to adjustment, including in the case of certain dilutive issuances), which resulted in net proceeds to the Company of approximately $8.2 million (excluding proceeds from any cash exercise of the Warrants), after deducting placement agent fees and estimated offering expenses.

Subject to the Company receiving shareholder approval and filing a Certificate of Designation of Series A-1 8% Convertible Preferred Stock with the Nevada Secretary of State, the Convertible Debentures will have an initial Stated Value equal to $1,000 per share and will automatically convert into 9,000 shares of the Company’s Series A-1 8% Convertible Preferred Stock, which may subsequently be converted into shares of the Company’s common stock on the terms set forth in the Certificate of Designation.

The Series A-1 8% Convertible Preferred Stock (i) will accrue cumulative dividends, commencing on the first anniversary of the issuance date, at a rate of 8% per annum payable quarterly in cash or, under certain circumstances, shares of the Company’s common stock, (ii) can be converted into shares of the Company’s common stock at an initial conversion price of $4.25 per share, subject to adjustment (including in the case of certain dilutive issuances), (iii) has a liquidation preference equal to the Stated Value plus any accrued and unpaid dividends, and (iv) will not have any voting rights.

Subject to the Company receiving shareholder approval, the investors have the right, but not the obligation, to purchase up to $91.0 million of additional shares of the Company’s convertible preferred stock (representing 91,000 additional shares) in one or more additional private placement closings. The Company’s convertible preferred stock purchased at each additional private placement closing will be issued in a separate series pursuant to a new certificate of designation for each such series filed by the Company with the Nevada Secretary of State and will have substantially similar terms to the Series A-1 8% Convertible Preferred Stock.

The Warrants are issuable in connection with the initial closing of the sale of the Debentures, but not in connection with any subsequent closing of additional shares of convertible preferred stock pursuant to the exercise of the additional investment right. The Warrants have a term of five years and may be exercised in cash or, if a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of the common stock underlying the Warrants is not effective, through a cashless exercise.

The lead investor is Five Narrow Lane LP, which is affiliated with Joseph Hammer, the Company’s interim Chairman of the Board and former Chief Executive Officer. The private placement was approved by the disinterested members of the Company’s board of directors.

The private placement closed on August 21, 2026.

The Company intends to use the net proceeds of the private placement for (i) the acquisition of certain oil and gas assets in Eastern Louisiana, and (ii) general corporate purposes, including working capital.

The securities are being offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder. The securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In connection with the private placement, the Company has agreed, subject to certain terms and conditions, to file a registration statement to register for resale the shares of common stock issuable upon conversion of the Series A-1 8% Convertible Preferred Stock issuable upon conversion of the Convertible Debentures, and upon exercise of the warrants, issued in the private placement.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the securities issued in the private placement (or any securities issued upon conversion or exercise of the securities issued in the private placement).

About Expion Energy

Expion Energy is an industry leader in premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles, marine applications, Light EV and industrial applications. The Company’s lithium-ion batteries feature half the weight of standard lead-acid batteries while delivering three times the power and ten times the number of charging cycles. Expion Energy batteries also feature better construction and reliability compared to other lithium-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS casing and solid mechanical connections help provide top performance and safety. Expion Energy delivers advanced lithium battery technology that powers every adventure, every mission, for the moments that matter.

Expion Energy is entering the oil and gas sector to capture rising demand driven by power generation needs, industrial growth, and long-term LNG markets. The Company will target opportunistic growth through selective acquisitions and development projects that provide scale, enhance value, and support sustained shareholder value. The Company recently changed its corporate name from “Expion360 Inc.” to “Expion Energy, Inc.” to better align with its expanded energy platform and broadened operating strategy.

Expion Energy is headquartered in Redmond, Oregon. The Company’s lithium-ion batteries are available today through more than 300 dealers, wholesalers, private-label customers, and OEMs across the country.

To learn more about the Company, visit www.expion360.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements relate to, among other things, statements regarding, the convertibility of the 8% Convertible Debentures into shares of Series A-1 8% Convertible Preferred Stock, the proposed private placement of additional shares of the Company’s preferred stock, and the intended use of proceeds from the offering, including the closing of the acquisition of certain oil and gas assets. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Company Contact:

541-797-6714

Shawna.Bowin@expion360.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us